               UNDERWRITING AGREEMENT BETWEEN
                  STEIN ROE INCOME TRUST
                 STEIN ROE INVESTMENT TRUST
                 STEIN ROE MUNICIPAL TRUST
                      STEIN ROE TRUST
               STEIN ROE INSTITUTIONAL TRUST
           AND LIBERTY FINANCIAL INVESTMENTS, INC.

     THIS UNDERWRITING AGREEMENT ("Agreement"), made as of the 1st day of January 1998 by and between Stein Roe Income
Trust, Stein Roe Investment Trust, Stein Roe Municipal
Trust, Stein Roe Trust and Stein Roe Institutional Trust, each a business trust organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter collectively referred to as the "Fund"), and Liberty
Financial Investments, Inc., a corporation organized and existing under the laws of the State of Delaware
(hereinafter call the "Distributor").

     WITNESSETH:

     WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("ICA-40"); and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("SEA-34") and, the laws of each state (including the District of Columbia and Puerto Rico) in which it engages in business to the extent such law requires, and is a member of the National Association of Securities Dealers ("NASD") (such registrations and membership are referred to collectively as the "Registrations"); and

     WHEREAS, the Fund desires the Distributor to act as the distributor in the public offering of its shares of beneficial interest (hereinafter called "Shares");

     WHEREAS, the Fund shall pay all charges of its transfer, shareholder recordkeeping, dividend disbursing and redemption agents, if any; all expenses of notices, proxy solicitation material and reports to shareholders; all expenses of preparation and printing of annual or more frequent revisions of the Fund's Prospectus and Statement of Additional Information and of supplying copies thereof to shareholders; all expenses of registering and maintaining the registration of the Fund under ICA-40 and of the Fund's Shares under the Securities Act of 1933, as amended ("SA-33"); all expenses of qualifying and maintaining qualification of such Fund and of the Fund's Shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Fund under all laws applicable to the Fund or its business activities;

     WHEREAS, Stein Roe & Farnham Incorporated, investment adviser to the Funds, shall pay all expenses incurred in the sale and promotion of the Fund;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Appointment. The Fund appoints Distributor to act as principal underwriter (as such term is defined in Sections 2(a)(29) of ICA-40) of its Shares.

     2. Delivery of Fund Documents. The Fund has furnished Distributor with properly certified or authenticated copies of each of the following in effect on the date hereof and shall furnish Distributor from time to time properly certified or authenticated copies of all amendments or supplements thereto:

     (a) Agreement and Declaration of Trust;

(b) By-Laws;

(c) Resolutions of the Board of Trustees of the Fund
(hereinafter referred to as the "Board") selecting
Distributor as distributor and approving this form of agreement and authorizing its execution.

     The Fund shall furnish Distributor promptly with copies of any registration statements filed by it with the Securities and Exchange Commission ("SEC") under SA-33 or ICA-40, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

     The Fund also shall furnish Distributor such other certificates or documents which Distributor may from time to time, in its discretion, reasonably deem necessary or appropriate in the proper performance of its duties.

     3.  Solicitation of Orders for Purchase of Shares.

     (a) Subject to the provisions of Paragraphs 4, 5 and 7 hereof, and to such minimum purchase requirements as may from time to time be indicated in the Fund's Prospectus, Distributor is authorized to solicit, as agent on behalf of the Fund, unconditional orders for purchases of the Fund's Shares authorized for issuance and registered under SA-33, provided that:

(1) Distributor shall act solely as a disclosed agent on behalf of and for the account of the Fund;

(2) In all cases except for orders transmitted through the FundSERV/NSCC system, the Fund or its transfer agent shall receive directly from investors all payments for the purchase of the Fund's Shares and also shall pay directly to shareholders amounts due to them for the redemption or repurchase of all the Fund's Shares with Distributor having no rights or duties to accept such payment or to effect such redemptions or repurchases;

(3) The Distributor shall receive directly from financial intermediaries which trade through the FundSERV/NSCC system all payments for the purchase of the Fund's Shares and shall also cause to be paid directly to such intermediaries amounts due to them for the redemption or repurchase of all the Fund's Shares. The Distributor shall be acting as the Fund's agent in accepting payment for the orders and not be acting in a principal capacity.

(4) Distributor shall confirm all orders received for purchase of the Fund's Shares which confirmation shall clearly state (i) that Distributor is acting as agent of the Fund in the transaction (ii) that all certificates for redemption, remittances, and registration instructions should be sent directly to the Fund, and (iii) the Fund's mailing address;

(5) Distributor shall have no liability for payment for purchases of the Fund's Shares it sells as agent; and

(5) Each order to purchase Shares of the Fund received by Distributor shall be subject to acceptance by an officer of the Fund in Chicago and entry of the order on the Fund's records or shareholder accounts and is not binding until so accepted and entered.

     The purchase price to the public of the Fund's Shares shall be the public offering price as defined in Paragraph 6 hereof.

     (b) In consideration of the rights granted to the Distributor under this Agreement, Distributor will use its best efforts (but only in states in which Distributor may lawfully do so) to solicit from investors unconditional orders to purchase Shares of the Fund. The Fund shall make available to the Distributor without cost to the Distributor such number of copies of the Fund's currently effective Prospectus and Statement of Additional Information and copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares.

     3.A. Selling Agreements. Distributor is authorized, as agent on behalf of each Fund, to enter into agreements with other broker-dealers providing for the solicitation of unconditional orders for purchases of Fund's Shares authorized for issuance and registered under SA-33. All such agreements shall be either in the form of agreement attached hereto or in such other form as may be approved by the officers of the Fund ("Selling Agreement"). All solicitations made by other broker-dealers pursuant to a Selling Agreement shall be subject to the same terms of this Agreement which apply to solicitations made by Distributor.

     4. Solicitation of Orders to Purchase Shares by Fund. The rights granted to the Distributor shall be non-exclusive in that the Fund reserves the right to solicit purchases from, and sell its Shares to, investors. Further, the Fund reserves the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with the Fund, or the Fund's acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity. Any right granted to Distributor to solicit purchases of Shares will not apply to Shares that may be offered by the Fund to shareholders by virtue of their being shareholders of the Fund.

     5. Shares Covered by this Agreement. This Agreement relates to the solicitation of orders to purchase Shares that are duly authorized and registered and available for sale by the Fund, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, the Fund authorizes the Distributor to sell them.

     6. Public Offering Price. All solicitations by the Distributor pursuant to this Agreement shall be for orders to purchase Shares of the Fund at the public offering price. The public offering price for each accepted subscription for the Fund's Shares will be the net asset value per share next determined by the Fund after it accepts such subscription. The net asset value per share shall be determined in the manner provided in the Fund's Agreement and Declaration of Trust as now in effect or as they may be amended, and as reflected in the Fund's then current Prospectus and Statement of Additional Information.

     7. Suspension of Sales. If and whenever the determination of the Fund's net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by the Fund except such unconditional orders placed with the Fund and accepted by it before the suspension. In addition, the Fund reserves the right to suspend sales of Shares if, in the judgement of the Board of the Fund, it is in the best interest of the Fund to do so, such suspension to continue for such period as may be determined by the Board of the Fund; and in that event, (i) at the direction of the Fund, Distributor shall suspend its solicitation of orders to purchase Shares of the Fund until otherwise instructed by the Fund and (ii) no orders to purchase Shares shall be accepted by the Fund while such suspension remains in effect unless otherwise directed by its Board.

     8. Authorized Representations. No Fund is authorized by the Distributor to give on behalf of the Distributor any information or to make any representations other than the information and representations contained in the Fund's registration statement filed with the SEC under SA-33 and/or ICA-40 as it may be amended from time to time.

     Distributor is not authorized by the Fund to give on behalf of the Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in the Fund's registration statement filed with the SEC under SA-33 and/or ICA-40, covering Shares, as such registration statement or the Fund's prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund or approved by the Fund for the Distributor's use. No person other than Distributor is authorized to act as principal underwriter (as such term is defined in ICA-40, as amended) for the Funds.

     9. Registration of Additional Shares. The Fund hereby agrees to register either (i) an indefinite number of Shares pursuant to Rule 24f-2 under ICA-40, or (ii) a definite number of Shares as the Fund shall deem advisable pursuant to Rule 24e-2 under ICA-40, as amended. The Fund will, in cooperation with the Distributor, take such action as may be necessary from time to time to qualify the Shares (so registered or otherwise qualified for sale under SA-33), in any state mutually agreeable to the Distributor and the Fund, and to maintain such qualification; provided, however, that nothing herein shall be deemed to prevent the Fund from registering its shares without approval of the Distributor in any state it deems appropriate.

     10. Conformity With Law. Distributor agrees that in soliciting orders to purchase Shares it shall duly conform in all respects with applicable federal and state laws and the rules and regulations of the NASD. Distributor will use its best efforts to maintain its Registrations in good standing during the term of this Agreement and will promptly notify the Fund and Stein Roe & Farnham Incorporated in the event of the suspension or termination of any of the Registrations.

     11. Independent Contractor. Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Fund in the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and employees and agrees to pay all employee taxes thereunder.

     12. Indemnification. Distributor agrees to indemnify and hold harmless the Fund and each of the members of its Board and its officers, employees and representatives and each person, if any, who controls the Fund within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims and expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund or such of the members of its Board and of its officers, employees, representatives, or controlling person or persons may become subject under SA-33, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares of the Fund by any person which (i) may be based upon any wrongful act by Distributor or any of Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, Statement of Additional Information, shareholder report or other information covering Shares of the Fund filed or made public by the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by Distributor in writing. In no case (i) is Distributor's indemnity in favor of the Fund, or any person indemnified, to be deemed to protect the Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement or (ii) is Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified Distributor in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent). However, failure to notify Distributor of any such claim shall not relieve Distributor from any liability which Distributor may have to the Fund or any person against whom such action is brought otherwise than on account of Distributor's indemnity agreement contained in this Paragraph.

     Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any such claim but, if Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by Distributor and satisfactory to the persons indemnified who are defendants in the suit. In the event that Distributor elects to assume the defense of any such suit and retain such legal counsel, persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If Distributor does not elect to assume the defense of any such suit, Distributor will reimburse persons indemnified who are defendants in such suit for the reasonable fees of any legal counsel retained by them in such litigation.

     The Fund agrees to indemnify and hold harmless Distributor and each of its directors, officers, employees, and representatives and each person, if any, who controls Distributor within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims or expenses (including the damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which Distributor or such of its directors, officers, employees, representatives or controlling person or persons may become subject under SA-33, under any other statute, at common law, or otherwise arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund or any of the members of the Fund's Board, or the Fund's officers, employees or representatives other than Distributor, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, Statement of Additional Information, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished by Distributor to the Fund. In no case (i) is the Fund's indemnity in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which Distributor or such indemnified person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor or any person indemnified unless Distributor, or such person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon Distributor or upon such person (or after Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify a Fund of any such claim shall not relieve the Fund from any liability which the Fund may have to Distributor or any person against whom such action is brought otherwise than on account of the Fund's indemnity agreement contained in this Paragraph.

     The Fund shall be entitled to participate, at its own expense, in the defense or, if the Fund so elects, to assume the defense of any suit brought to enforce such claim but, if the Fund elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Fund and satisfactory to the persons indemnified who are defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such legal counsel, the persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Fund does not elect to assume the defense of any such suit, the Fund will reimburse the persons indemnified who are defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them in such litigation.

     13. Duration and Termination of this Agreement. With respect to the Fund and the Distributor, this Agreement shall become effective upon its execution ("Effective Date") and unless terminated as provided herein, shall remain in effect through June 30, 1998, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by a vote of majority of the members of the Board of the Fund who are not interested persons of the Distributor or of the Fund, voting in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of either the Board of the Fund or a majority of the outstanding shares of the Fund. This Agreement may be terminated by and between an individual Fund and Distributor at any time, without the payment of any penalty (a) on 60 days' written notice, by the Board of the Fund or by a vote of a majority of the outstanding Shares of the Fund, or by Distributor, or (b) immediately, on written notice by the Board of the Fund, in the event of termination or suspension of any of the Registrations. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this Paragraph 13, the definitions contained in Section 2(a) of ICA-40 (particularly the definitions of "interested person", "assignment", and "majority of the outstanding shares") shall be applied.

     14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge, or termination is sought. If the Fund should at any time deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or any other governmental authority or to obtain any advantage under state or Federal tax laws and notifies Distributor of the form of such amendment, and the reasons therefor, and if Distributor should decline to assent to such amendment, the Fund may terminate this Agreement forthwith. If Distributor should at any time request that a change be made in the Fund's Agreement and Declaration of Trust or By-Laws or in its methods of doing business, in order to comply with any requirements of Federal law or regulations of the SEC, or of a national securities association of which Distributor is or may be a member, relating to the sale of Shares, and the Fund should not make such necessary changes within a reasonable time, Distributor may terminate this Agreement forthwith.

     15. Liability. It is understood and expressly stipulated that neither the shareholders of the Fund nor the members of the Board of the Fund shall be personally liable hereunder. The obligations of the Fund are not personally binding upon, nor shall resort to the private property of, any of the members of the Board of the Fund, nor of the shareholders, officers, employees or agents of the Fund, but only the Fund's property shall be bound. A copy of the Declaration of Trust and of each amendment thereto has been filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with the Clerk of the City of Boston, as well as any other governmental office where such filing may from time to time be required.

     16. Miscellaneous. The captions in this Agreement are included for convenience or reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Notice. Any notice required or permitted to be given by a party to this Agreement or to any other party hereunder shall be deemed sufficient if delivered in person or sent by registered or certified mail, postage prepaid, addressed by the party giving notice to each such other party at the address provided below or to the last address furnished by each such other party to the party giving notice.

If to the Fund:    One South Wacker Drive
                   Chicago, Illinois 60606
                   Attn: Secretary

If to Distributor: One Financial Center
                   Boston, Massachusetts 02111
                   Attn:  Secretary

If to Stein Roe & Farnham
Incorporated:      One South Wacker Drive
                   Chicago, Illinois 60606
                   Attn: Secretary

                         LIBERTY FINANCIAL INVESTMENTS, INC.

                         By:  TIMOTHY K. ARMOUR
ATTEST:

MARJORIE M. PLUSKOTA
Assistant Clerk

                         STEIN ROE INCOME TRUST
                         STEIN ROE INVESTMENT TRUST
                         STEIN ROE MUNICIPAL TRUST
                         STEIN ROE TRUST
                         STEIN ROE INSTITUTIONAL TRUST

                         By: HANS P. ZIEGLER
ATTEST:

NICOLETTE D. PARRISH
Asst. Secretary

ACKNOWLEDGED BY: STEIN ROE & FARNHAM INCORPORATED

By:  HANS P. ZIEGLER
     Chief Executive Officer

ATTEST:

NICOLETTE D. PARRISH
Asst. Secretary

        Revised Exhibit A to Underwriting Agreement
   Between Stein Roe Investment Trust, Stein Roe Income Trust,
     Stein Roe Municipal Trust, Stein Roe Trust and Stein Roe
      Institutional Trust and Liberty Funds Distributor, Inc.
          (f/k/a Liberty Financial Investments, Inc.)

STEIN ROE INCOME TRUST        STEIN ROE INVESTMENT TRUST
Stein Roe Income Fund         Stein Roe Growth & Income Fund
Stein Roe High Yield Fund     Stein Roe International Fund
Stein Roe Intermediate Bond   Stein Roe Young Investor Fund
  Fund                        Stein Roe Special Venture Fund
Stein Roe Cash Reserves Fund  Stein Roe Balanced Fund
                              Stein Roe Growth Stock Fund
                              Stein Roe Capital
                               Opportunities Fund
STEIN ROE MUNICIPAL TRUST     Stein Roe Special Fund
Stein Roe Managed Municipals  Stein Roe Growth Opportunities
  Fund                         Fund
Stein Roe Municipal Money     Stein Roe Large Company Focus
  Market Fund                  Fund
Stein Roe High Yield Munici-  Stein Roe Asia Pacific
  pals Fund                     Fund
Stein Roe Intermediate        Stein Roe Small Company Growth Fund
 Municipals Fund              Stein Roe Growth Investor Fund

STEIN ROE INSTITUTIONAL TRUST
Stein Roe Institutional High Yield Fund

STEIN ROE TRUST
Stein Roe Institutional Client High Yield Fund

Dated:  March 31, 1999

                         STEIN ROE INCOME TRUST
                         STEIN ROE INVESTMENT TRUST
                         STEIN ROE MUNICIPAL TRUST
                         STEIN ROE TRUST
                         STEIN ROE INSTITUTIONAL TRUST

                         By:  THOMAS W. BUTCH
                              Thomas W. Butch, President
Attest:
NICOLETTE D. PARRISH
Nicolette D. Parrish
Assistant Secretary

                         LIBERTY FUNDS DISTRIBUTOR, INC.

                         By:  NANCY L. CONLIN
                              Name: Nancy L. Conlin
                              Title:  Clerk
Attest:
KEVIN JACOBS
Name: Kevin Jacobs
Title: Asst. Clerk

LIBERTY FINANCIAL INVESTMENTS, INC.
STEIN ROE ____ FUND
SELLING AGREEMENT

Dear Sirs:

     As the principal underwriter of Stein Roe ____ Fund (the "Fund"), a series of Stein Roe _____ Trust (the "Trust"), a Massachusetts business trust registered under the Investment Company Act of 1940 as an open-end investment company, we invite you as agent for your customer to participate in the distribution of shares of beneficial interest in the Fund ("Shares"), subject to the following terms and conditions:

     1. We hereby grant to you the right to make Shares available to, and to solicit orders to purchase Shares by, the public, subject to applicable federal and state law, the Agreement and Declaration of Trust and By-laws of the Trust, and the current Prospectus and Statement of Additional Information relating to the Fund attached hereto (the "Prospectus"). You will forward to us or to the Trust's transfer agent, as we may direct from time to time, all orders for the purchase of Shares obtained by you, subject to such terms and conditions as to the form of payment, minimum initial and subsequent purchase and otherwise, and in accordance with such procedures and directions, as we may specify from time to time. All orders are subject to acceptance by an authorized officer of the Trust in Chicago and the Trust reserves the right in its sole discretion to reject any order. Share purchases are not binding on the Trust until accepted and entered on the books of the Fund. No Share purchase shall be effective until payment is received by the Trust in the form of Federal funds. If a Share purchase by check is cancelled because the check does not clear, you will be responsible for any loss to the Fund or to us resulting therefrom.

     2. The public offering price of the Shares shall be the net asset value per share of the outstanding Shares determined in accordance with the then current Prospectus.
No sales charge shall apply.

     3. As used in this Agreement, the term "Registration Statement" with regard to the Fund shall mean the Registration Statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "prospectus" and "statement of additional information" with regard to the Fund shall mean the form of prospectus and statement of additional information relating to the Fund as attached hereto filed by the Trust as part of the Registration Statement, as such form of prospectus and statement of additional information may be amended or supplemented from time to time.

     4. You hereby represent that you are and will remain during the term of this Agreement duly registered as a broker-dealer under the Securities Exchange Act of 1934 and under the securities laws of each state where your activities require such registration, and that you are and will remain during the term of this Agreement a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). In the conduct of your activities hereunder, you will abide by all applicable rules and regulations of the NASD, including, without limitation, Rule 26 of the Rules of Fair Practice of the NASD as in effect form time to time, and all applicable federal and state securities laws, including without limitation, the prospectus delivery requirements of the Securities Act of 1933.

     5. This Agreement is subject to the right of the Trust at any time to withdraw all offerings of the Shares by written notice to us at our principal office. You acknowledge that the Trust will not issue certificates representing Shares.

     6. Your obligations under this Agreement are not to be deemed exclusive, and you shall be free to render similar services to others so long as your services hereunder are not impaired thereby.

     7. You will sell Shares only to residents of states or other jurisdictions where we have notified you that the Shares have been registered or qualified for sale to the public or are exempt from such qualification or registration. Neither we nor the Trust will have any obligation to register or qualify the Shares in any particular jurisdiction. We shall not be liable or responsible for the issue, form validity, enforceability or value of the Shares or for any matter in connection therewith, except lack of good faith on our part, and no obligation not expressly assumed by us in this Agreement shall be implied therefrom. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any person acquiring any Shares to waive compliance with any provision of the Securities Act of 1933, or to relieve the parties hereto from any liability arising thereunder.

     8. You are not authorized to make any representations concerning the Fund, the Trust or the Shares except those contained in the then current prospectus and statement of additional information relating to the Fund, or printed information issued by the Trust or by us as information supplemental to such prospectus and statement of additional information. We will supply you with a reasonable number of copies of the then current prospectus and statement of additional information of the Fund, and reasonable quantities of any supplemental sales literature, sales bulletins, and additional information as may be issued by us or the Trust. You will not use any advertising or sales material relating to the Fund other than materials supplied by the Trust or us, unless such other material is approved in writing by us in advance of such use.

     9. You will not have any authority to act as agent for the Trust, for us or for any other dealer. All transactions between you and us contemplated by this Agreement shall be as agents.

     10. Either party to this Agreement may terminate this Agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it is either delivered personally to the other party, is mailed postpaid or delivered by telecopier to the other party at its address listed below. This Agreement may be amended by us at any time, and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.

Liberty Financial Investments, Inc.     Dealer
One Financial Center                 ________________
Boston, Massachusetts 02211          ________________
Attention: ________________          ________________
Telecopier: _______________

with copy to:
Stein Roe _____ Trust
One South Wacker Drive
Chicago, Illinois  60606
Attention:  Secretary
Telecopier: ________

     11. This Agreement constitutes the entire agreement between you and us relating to the subject matter hereof and supersedes all prior or written agreements between us. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

                         Very truly yours,

                         LIBERTY FINANCIAL INVESTMENTS, INC.

                         BY: ____________________

     The undersigned hereby accepts your invitation to participate in the distribution of Shares and agrees to each of the terms and conditions set forth in this letter.

                         ___________________________
                         Dealer

Date: ____________________     By: _______________________
                              (Signature of Officer)

Pay Office of Dealer:

__________________________     ___________________________
Street Address               (Print Name of Officer)

__________________________
City/State/Zip

__________________________
Telephone Number